Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108149 of WPP Group plc on Form S-8 of our report dated June 22, 2007 appearing in this Annual Report on Form 11-K of J. Walter Thompson Company U.S. Employees’ Profit Sharing and Matched Savings Plan for the year ended December 31, 2006.

/s/ Bencivenga Ward & Company, CPA’s, P.C.

Valhalla, New York

June 28, 2007